EXHIBIT 99.1

Two River Bancorp Upgraded to NASDAQ Global Market

TINTON FALLS, N.J., Aug. 12, 2015 (GLOBE NEWSWIRE) -- Two River Bancorp (NASDAQ:TRCB), (the "Company"), today announced the Company applied for and received a notice of approval from the NASDAQ Listing Qualifications Department to upgrade the listing of the Company's common stock from the NASDAQ Capital Market to the NASDAQ Global Market, effective with the opening of business today.

The listing requirements for the NASDAQ Global Market are more stringent than those for the NASDAQ Capital Market.

Management Commentary

Mr. William D. Moss, President and CEO, stated, "We are very pleased to upgrade to Nasdaq Global Market and see it as both an indication of our evolving achievements as well as an opportunity for us to increase our visibility amongst the investor community and share our success with a broader audience."

About the Company

Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 15 branches and 2 Loan Production Offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; changes in loan and investment prepayment assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

CONTACT: Investor Contact:
         Adam Prior, Senior Vice President
         The Equity Group Inc.
         Phone: (212) 836-9606
         E-mail: aprior@equityny.com

         Media Contact:
         Adam Cadmus, Marketing Director
         Phone: (732) 982-2167
         Email: acadmus@tworiverbank.com